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                                                                    EXHIBIT 10.1

                       FIRST AMENDMENT TO LEASE AGREEMENT

The First Amendment to Lease Agreement is made and entered into to be effective as of this 1st day of June, 2005, by and between 620 PLATT ROAD, LLC, a Michigan limited liability company, hereinafter referred to as ("Landlord") and RUGGED LINER, INC., f/k/a THE COLONEL'S TRUCK ACCESSORIES, INC., a Michigan corporation, hereinafter referred to as "(Tenant").

BACKGROUND

A. Landlord and Tenant entered into a Lease Agreement dated January 1, 2000 demising certain real property and improvements, more particularly described therein located at 951 Aiken Road, Owosso, Michigan (the "Premises").

B.    Tenant desires to extend the term of the Lease until May 31, 2020.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledge by each party hereto to the other, Landlord and Tenant hereby amend and modify the Lease as follows:

      1.    Extension of Term. The term of the Lease, as set forth in ARTICLE I,
            Section 1.02 will continue and will now expire May 31, 2020, upon all of the terms, covenants and conditions in the Lease.

All other terms, covenants and conditions of the Lease not specifically amended or modified or ratified are confirmed by both parties in all respects.

Executed the 16th day of May, 2005 and to be effective the day and date above written.

LANDLORD:                                TENANT:

620 Platt Road, LLC, a Michigan          Rugged Liner, Inc., f/k/a The Colonel's
limited liability company                Truck Accessories, Inc., a Michigan
                                         corporation

By: ________________________             By: __________________________
    Donald J. Williamson                     Gregory T. Strzynski
Its: Member                              Its: Chief Financial Officer